Contact:	Mark M. Rothleitner
Vice President
Investor Relations and Treasurer
410-716-3979

Roger A. Young
Vice President
Investor and Media Relations
410-716-3979

FOR IMMEDIATE RELEASE:  Wednesday, February 3, 2010
Subject:	Black & Decker Announces Fourth-Quarter and Full-Year 2009 Results

Towson, MD – The Black & Decker Corporation (NYSE: BDK) today announced fourth-quarter and full-year 2009 results.  Highlights include:

•	Fourth-quarter net earnings per diluted share of $.55, or $1.24 excluding expenses related to the proposed merger with The Stanley Works, significantly above the Corporation’s guidance.
•	Full-year net cash generation of $584 million, versus $390 million in 2008.
•	Net debt of $632 million at year-end, nearly a 50% reduction from the prior year.
•	Over $1 billion of cash at year-end.

Net earnings for the fourth quarter of 2009 were $33.9 million or $.55 per diluted share, versus $43.7 million or $.72 per diluted share for the fourth quarter of 2008.  Fourth-quarter net earnings reflect $58.8 million of pre-tax expenses related to the proposed merger with The Stanley Works in 2009 and a $20.8 million pre-tax restructuring charge in 2008.  Excluding these items, fourth-quarter net earnings per diluted share were $1.24 for 2009, versus $.96 for 2008.
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For the full year 2009, net earnings were $132.5 million or $2.17 per diluted share, versus $293.6 million or $4.77 per diluted share for 2008.  Excluding expenses related to the proposed merger, as well as pre-tax restructuring charges of $11.9 million in 2009 and $54.7 million in 2008, full-year net earnings per diluted share were $3.01 for 2009, versus $5.41 for 2008.

Sales decreased 6% for the quarter to $1.3 billion, including a positive 4% impact from foreign currency translation.  For the full year, sales decreased 22% to $4.8 billion, including a negative 3% impact from foreign currency translation.  Net cash generation was $584 million for the full year, versus $390 million in 2008.

Nolan D. Archibald, Chairman and Chief Executive Officer, commented, “Sales in the quarter exceeded our expectations in all three of our business segments.  While our end markets generally remain difficult, we benefited from improved economic activity in selected regions and businesses, as well as inventory restocking in some channels.  Solid operating leverage on the better-than-expected sales, combined with ongoing cost control efforts, produced outstanding results.  While 2009 was a very challenging year, we delivered profits well above our initial forecast and very strong net cash generation.  As we prepare to merge with The Stanley Works, Black & Decker is well-positioned to take advantage of the economic recovery and to achieve profitable growth.

“Sales in the Power Tools and Accessories segment decreased 11% for the quarter.  In the U.S. Industrial Products Group, sales declined approximately 20%, reflecting continued weakness in both residential and commercial construction.  Sales decreased at a double-digit rate in the U.S. Consumer Products Group, partly due to timing of orders in the lawn and garden category.  In Europe, sales decreased at a high single-digit rate, representing a meaningful improvement from the trend earlier in the year.  Sales increased modestly in Latin America and Asia, but decreased at a double-digit rate in Canada.  Ongoing cost reductions and component cost deflation enabled the segment to improve its operating margin sharply to 11.3%.
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“For the full year, sales in the Power Tools and Accessories segment decreased 19%.  This was driven by declines of approximately 25% in the U.S. Industrial Products Group, Europe and Canada.  Sales declined at single-digit rates in the U.S. Consumer Products Group and in the rest of the world.  Operating margin for the year of 7.4% was flat to 2008, as the impact of lower sales volume was offset by cost reduction efforts and favorable pricing.

“Sales in the Hardware and Home Improvement segment decreased 4% for the quarter.  Lockset sales in the U.S. were nearly flat, reflecting stabilization of demand in most key channels and a comparison to weak results in the prior year.  Sales of faucets in the U.S. decreased at a double-digit rate versus the prior year, but were roughly flat to the third quarter.  For the full year, sales decreased 15% for the segment, with double-digit rates of decline for both locks and faucets.  Due to successful cost initiatives and lower commodity prices, operating margin for the segment increased to 11.5% for the quarter and 10.2% for the full year.

“Sales decreased 2% for the quarter in the Fastening and Assembly Systems segment, which showed progress from earlier in the year due to improved auto production.  While demand remained weak in Japan, other key regions posted roughly flat sales this quarter.  Operating margin of 11.3% was better than in the third quarter, due to volume leverage and commodity deflation, but was below the prior-year level.  For the full year, sales decreased 24% and operating margin fell to 7.4%, primarily due to the automotive industry collapse early in the year.

“Costs related to the proposed Stanley merger of $58.8 million include employment-related change-in-control costs triggered by the signing of the merger agreement, as well as legal and advisory fees.  The tax rate in the fourth quarter was below the rate assumed in our earnings guidance, due to the geographical mix of earnings and the leveraging effect of improved earnings on the fixed cost components of tax expense.  Our earnings in the prior year also benefited from a relatively low tax rate, due to the recognition of several discrete items.
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“Net cash generation of $584 million for the full year was significantly better than we expected and nearly $200 million higher than in 2008.  Our team worked hard to drive down working capital and exercised discipline over capital spending.  This strong cash generation, coupled with the proceeds from option exercises, resulted in net debt of $632 million and cash of nearly $1.1 billion at year-end.

“Looking ahead, we anticipate a modest improvement this year in many of our markets.  Our robust new product line-up, including expanded offerings in the lawn and garden and concrete portfolios, will help us take advantage of more favorable economic conditions.  However, we remain cautious due to ongoing pressure in some sectors, notably U.S. commercial construction.  Overall, we expect a mid single-digit sales increase in the first quarter, as we benefit from the comparison to retail inventory adjustments in 2009, and a low single-digit growth rate for the full year, both including favorable currency translation.  Our operating margin should improve by at least 200 basis points year-on-year in the first quarter and by approximately 100 to 150 basis points for the full year, excluding merger-related expenses and restructuring charges.  Our guidance is on a stand-alone basis, excluding any impact of the proposed Stanley merger.  Due to the pending transaction, we are not providing EPS guidance.

“Black & Decker has a proud, hundred-year heritage of innovation and success.  We are excited to be joining forces with Stanley, another company with iconic brands and a long tradition of excellence.  Both companies continue to make progress towards closing of the transaction, and integration planning is under way.  We enter this new era with outstanding products, strong distribution, low-cost operations and a healthy financial position.  We believe that the combination will both preserve Black & Decker’s legacy and create new opportunities for our customers, shareholders and employees.”

The Corporation will hold a conference call today at 10:00 a.m., E.T., to discuss fourth-quarter results and the outlook for 2010.  Investors can listen to the conference call by visiting http://www.bdk.com and clicking on the icon labeled “Live Webcast.”  Listeners should log-in at least ten minutes prior to the beginning of the event to ensure timely access.  A replay of the call will be available at http://www.bdk.com.
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This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  By their nature, all forward-looking statements involve risks and uncertainties.  For a more detailed discussion of the risks and uncertainties that may affect Black & Decker’s operating and financial results and its ability to achieve the financial objectives discussed in this press release, interested parties should review the “Risk Factors” sections in Black & Decker’s reports filed with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

This release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission.  Included with this release is a reconciliation of the differences between these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP.

Black & Decker is a leading global manufacturer and marketer of power tools and accessories, hardware and home improvement products, and technology-based fastening systems.
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THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF EARNINGS
(Dollars in Millions Except Per Share Amounts)

	Three Months Ended
	December 31, 2009	December 31, 2008

SALES	$1,301.3	$1,377.8
Cost of goods sold	828.1	943.0
Selling, general, and administrative expenses	352.5	354.1
Merger-related expenses	58.8	–
Restructuring and exit costs	–	20.8
OPERATING INCOME	61.9	59.9
Interest expense (net of interest income)	22.7	17.7
Other income	(1.6)	(2.4)
EARNINGS BEFORE INCOME TAXES	40.8	44.6
Income taxes	6.9	.9
NET EARNINGS	$33.9	$43.7

NET EARNINGS PER COMMON SHARE - BASIC	$.56	$.72

Shares Used in Computing Basic Earnings Per Share (in Millions)	60.2	59.3

NET EARNINGS PER COMMON SHARE - ASSUMING DILUTION	$.55	$.72

Shares Used in Computing Diluted Earnings Per Share (in Millions)	61.0	59.7

THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF EARNINGS
(Dollars in Millions Except Per Share Amounts)

	Year Ended
	December 31, 2009	December 31, 2008

SALES	$4,775.1	$6,086.1
Cost of goods sold	3,188.6	4,087.7
Selling, general, and administrative expenses	1,266.4	1,521.6
Merger-related expenses	58.8	–
Restructuring and exit costs	11.9	54.7
OPERATING INCOME	249.4	422.1
Interest expense (net of interest income)	83.8	62.4
Other income	(4.8)	(5.0)
EARNINGS BEFORE INCOME TAXES	170.4	364.7
Income taxes	37.9	71.1
NET EARNINGS	$132.5	$293.6

NET EARNINGS PER COMMON SHARE - BASIC	$2.18	$4.83

Shares Used in Computing Basic Earnings Per Share (in Millions)	59.6	59.8

NET EARNINGS PER COMMON SHARE - ASSUMING DILUTION	$2.17	$4.77

Shares Used in Computing Diluted Earnings Per Share (in Millions)	59.9	60.6

THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(Dollars in Millions)

	December 31, 2009	December 31, 2008

ASSETS
Cash and cash equivalents	$1,083.2	$277.8
Trade receivables	832.8	924.6
Inventories	777.1	1,024.2
Other current assets	308.8	377.0
TOTAL CURRENT ASSETS	3,001.9	2,603.6

PROPERTY, PLANT, AND EQUIPMENT	473.4	527.9
GOODWILL	1,230.0	1,223.2
OTHER ASSETS	789.9	828.6
	$5,495.2	$5,183.3

LIABILITIES AND STOCKHOLDERS' EQUITY
Short-term borrowings	$–	$83.3
Current maturities of long-term debt	–	.1
Trade accounts payable	403.2	453.1
Other current liabilities	792.7	947.4
TOTAL CURRENT LIABILITIES	1,195.9	1,483.9

LONG-TERM DEBT	1,715.0	1,444.7
POSTRETIREMENT BENEFITS	760.4	669.4
OTHER LONG-TERM LIABILITIES	524.8	460.5
STOCKHOLDERS' EQUITY	1,299.1	1,124.8
	$5,495.2	$5,183.3

THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOWS
(Dollars in Millions)

	Year Ended
	December 31, 2009	December 31, 2008

OPERATING ACTIVITIES
Net earnings	$132.5	$293.6
Adjustments to reconcile net earnings to cash flow from operating activities:
Non-cash charges and credits:
Depreciation and amortization	128.0	136.6
Stock-based compensation	69.8	29.1
Amortization of actuarial losses and prior service cost	15.3	14.8
Restructuring and exit costs	11.9	54.7
Other	(7.5)	.3
Changes in selected working capital items
(net of effects of businesses acquired):
Trade receivables	127.2	132.5
Inventories	273.3	67.9
Trade accounts payable	(53.1)	(47.9)
Other current liabilities	(102.2)	(141.8)
Restructuring spending	(39.8)	(25.3)
Other assets and liabilities	(69.8)	(89.1)
CASH FLOW FROM OPERATING ACTIVITIES	485.6	425.4
INVESTING ACTIVITIES
Capital expenditures	(63.1)	(98.8)
Proceeds from disposal of assets	3.2	20.4
Purchase of business, net of cash acquired	–	(25.7)
Cash outflow associated with purchase of previously acquired business	(1.4)	–
Cash inflow from hedging activities	196.0	72.4
Cash outflow from hedging activities	(38.2)	(29.7)
CASH FLOW FROM INVESTING ACTIVITIES	96.5	(61.4)
FINANCING ACTIVITIES
Net decrease in short-term borrowings	(84.3)	(246.0)
Proceeds from issuance of long-term debt
(net of debt issue costs of $2.7 and $.3, respectively)	343.1	224.7
Payments on long-term debt	(50.1)	(.2)
Purchase of common stock	(13.4)	(202.3)
Issuance of common stock	62.6	8.6
Cash dividends	(47.3)	(101.8)
CASH FLOW FROM FINANCING ACTIVITIES	210.6	(317.0)
Effect of exchange rate changes on cash	12.7	(23.9)
INCREASE IN CASH AND CASH EQUIVALENTS	805.4	23.1
Cash and cash equivalents at beginning of period	277.8	254.7
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$1,083.2	$277.8

THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION ABOUT BUSINESS SEGMENTS
(Dollars in Millions)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2009	2008	2009	2008

Sales to Unaffiliated Customers:

Power Tools and Accessories	$909.8	$1,026.8	$3,471.5	$4,286.6
Hardware and Home Improvement	200.7	209.0	755.4	891.6
Fastening and Assembly Systems	154.9	158.4	536.6	703.2
Total Reportable Business Segments	1,265.4	1,394.2	4,763.5	5,881.4
Currency Translation Adjustments	35.9	(16.4)	11.6	204.7
Consolidated	$1,301.3	$1,377.8	$4,775.1	$6,086.1

Segment Profit (Loss) – for Consolidated, Operating
Income before Merger-Related Expenses and
Restructuring and Exit Costs:

Power Tools and Accessories	$102.8	$58.9	$257.3	$317.4
Hardware and Home Improvement	23.1	11.9	76.9	75.8
Fastening and Assembly Systems	17.5	19.1	39.5	106.0
Total Reportable Business Segments	143.4	89.9	373.7	499.2
Currency Translation Adjustments	7.4	1.8	13.5	29.4
Corporate, Adjustments, and Eliminations	(30.1)	(11.0)	(67.1)	(51.8)
Consolidated	$120.7	$80.7	$320.1	$476.8

BASIS OF PRESENTATION:

Business Segments:

The Corporation operates in three reportable business segments: Power Tools and Accessories, Hardware and Home Improvement, and Fastening and Assembly Systems. The Power Tools and Accessories segment has worldwide responsibility for the manufacture and sale of consumer and industrial power tools and accessories, lawn and garden products, and electric cleaning, automotive, lighting, and household products, as well as for product service. In addition, the Power Tools and Accessories segment has responsibility for the sale of security hardware to customers in Mexico, Central America, the Caribbean, and South America; and for the sale of plumbing products to customers outside the United States and Canada. The Hardware and Home Improvement segment has worldwide responsibility for the manufacture and sale of security hardware (except for the sale of security hardware in Mexico, Central America, the Caribbean, and South America). The Hardware and Home Improvement segment also has responsibility for the manufacture of plumbing products and for the sale of plumbing products to customers in the United States and Canada. The Fastening and Assembly Systems segment has worldwide responsibility for the manufacture and sale of fastening and assembly systems.

The profitability measure employed by the Corporation and its chief operating decision maker for making decisions about allocating resources to segments and assessing segment performance is segment profit (for the Corporation on a consolidated basis, operating income before merger-related expenses and restructuring and exit costs). In general, segments follow the same accounting policies as those described in Note 1 of Notes to Consolidated Financial Statements included in Item 8 of the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2008, except with respect to foreign currency translation and except as further indicated below. The financial statements of a segment’s operating units located outside of the United States, except those units operating in highly inflationary economies, are generally measured using the local currency as the functional currency. For these units located outside of the United States, segment sales and elements of segment profit are translated using budgeted rates of exchange. Budgeted rates of exchange are established annually and, once established, all prior period segment data is restated to reflect the current year's budgeted rates of exchange. The amounts included in the preceding table for the Corporation’s business segments and on the line entitled “Corporate, Adjustments, and Eliminations” are reflected at the Corporation’s budgeted rates of exchange for 2009. The amounts included in the preceding table on the line entitled “Currency Translation Adjustments” represent the difference between consolidated amounts determined using those budgeted rates of exchange and those determined based upon the rates of exchange applicable under accounting principles generally accepted in the United States.

Segment profit excludes interest income and expense, non-operating income and expense, adjustments to eliminate intercompany profit in inventory, and income tax expense. In addition, segment profit excludes merger-related expenses and restructuring and exit costs.  In determining segment profit, expenses relating to pension and other postretirement benefits are based solely upon estimated service costs. Corporate expenses, as well as certain centrally managed expenses, including expenses related to share-based compensation, are allocated to each reportable segment based upon budgeted amounts. While sales and transfers between segments are accounted for at cost plus a reasonable profit, the effects of intersegment sales are excluded from the computation of segment profit. Intercompany profit in inventory is excluded from segment assets and is recognized as a reduction of cost of goods sold by the selling segment when the related inventory is sold to an unaffiliated customer. Because the Corporation compensates the management of its various businesses on, among other factors, segment profit, the Corporation may elect to record certain segment-related expense items of an unusual or non-recurring nature in consolidation rather than reflect such items in segment profit. In addition, certain segment-related items of income or expense may be recorded in consolidation in one period and transferred to the various segments in a later period.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND REGULATION G DISCLOSURE:

To supplement its consolidated financial statements presented in accordance with accounting principles generally accepted in the United States (GAAP), the Corporation provides additional measures of operating results, net earnings, and earnings per share adjusted to exclude certain costs, expenses, and gains and losses. Also, in addition to measuring its cash flow based upon operating, investing and financing activities classifications established under GAAP, the Corporation also measures its net cash generation. The Corporation believes that these non-GAAP financial measures are appropriate to enhance understanding of its past performance as well as prospects for its future performance.

This press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. A reconciliation of the differences between these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP follows.

Diluted earnings per share, excluding merger-related expenses and restructuring costs:

The calculation of net earnings and diluted earnings per share for the three months and years ended December 31, 2009 and 2008, excluding: (1) for the three months and year ended December 31, 2009, pre-tax merger-related expenses of $58.8 million; (2) for the three months ended December 31, 2008, pre-tax restructuring and exit costs of $20.8 million; and (3) for the years ended December 31, 2009 and 2008, pre-tax restructuring and exit costs of $11.9 million and $54.7 million; respectively, follows (dollars in millions except per share amounts):

	Three Months Ended		Year Ended
	December 31, 2009	December 31, 2008	December 31, 2009	December 31, 2008

Net earnings	$33.9	$43.7	$132.5	$293.6
Excluding:
Merger-related expenses, net of tax	42.6	–	42.6	–
Restructuring and exit costs, net of tax	–	14.8	8.4	39.6
Net earnings, excluding merger-related expenses and restructuring and exit costs	$76.5	$58.5	$183.5	$333.2

Net earnings available to common stockholders, excluding merger- related expenses and restructuring and exit costs	$75.9	$57.5	$180.3	$328.0

Diluted earnings per common share	$.55	$.72	$2.17	$4.77
Excluding:
Merger-related expenses, net of tax, per common share – assuming dilution	.69	–	.70	–
Restructuring and exit costs, net of tax, per common share – assuming dilution	–	.24	.14	.64

Net earnings, excluding merger-related expenses and restructuring and exit cost per common share – assuming dilution	$1.24	$.96	$3.01	$5.41
Shares used in computing diluted earnings per share (in millions)	61.0	59.7	59.9	60.6

Free cash flow:

The calculation of net cash generation, which is defined by the Corporation as free cash flow (defined as cash flow from operating activities, less capital expenditures, plus proceeds from the disposal of assets) and cash flow from net investment hedging activities for the years ended December 31, 2009, and December 31, 2008, is as follows (dollars in millions):

	Year Ended
	December 31, 2009	December 31, 2008
Cash flow from operating activities	$485.6	$425.4
Capital expenditures	(63.1)	(98.8)
Proceeds from disposals of assets	3.2	20.4
Free cash flow	425.7	347.0
Cash inflow from net investment hedging activities	196.0	72.4
Cash outflow from net investment hedging activities	(38.2)	(29.7)
Net cash generation	$583.5	$389.7

Operating margins, excluding merger-related expenses and restructuring costs:

This press release includes a forward-looking statement with respect to management’s expectation that the Corporation’s operating margin should improve by at least 200 basis points in the first quarter of 2010, and by approximately 100 to 150 basis points for the full year, excluding merger-related expenses and restructuring charges.  Management’s expectation regarding the improvement in operating margin excludes restructuring and exit costs of $11.9 million that were recognized in the first quarter of 2009 and $58.8 million of merger-related expenses that were recognized in the fourth quarter of 2009.  Management’s expectation regarding the improvement in operating margin also excludes any merger-related expenses that may be recognized in 2010. As noted in this press release, management’s expectations are for the Corporation on a stand-alone basis, excluding the impact of the proposed Stanley merger.